Exhibit 99. I.(15)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel to the Trust” in the Statement of Additional Information comprising a part of the Form N-1A Registration Statement of Virtus Opportunities Trust, File No. 033-65137. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP___________

San Francisco, California

November 17, 2023